                                                                     EXHIBIT 2.1


                           STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of May 14, 1999, is by and among Pac-Rim Consulting, Inc., a Nevada corporation ("Pac-Rim"), Thomas Gelfand, a principal of Pac-Rim (the "Pac-Rim Principal"), Telemonde Investments Limited, an International Business Company incorporated under the laws of the British Virgin Islands ("Telemonde"), and Rhone Financial Indemnity Re Limited, an Irish Company and the sole registered member of Telemonde (the "Telemonde Member").

                                  WITNESSETH:
     WHEREAS, Pac-Rim desires to issue, and Telemonde desires to purchase, shares of common stock of Pac-Rim;

     WHEREAS, the Telemonde Member owns all of the issued and outstanding registered ordinary shares of Telemonde and desire to sell to Pac-Rim, and Pac-Rim desires to purchase, all of the registered shares of Telemonde.

     NOW, THEREFORE, in consideration of the promises, the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                             I. TRANSFER OF SHARES

     1.1  Transfer of Shares; Closing.  In accordance with the terms and
          ---------------------------
conditions set forth herein, on the Closing Date (as hereinafter defined), the Telemonde Member shall transfer, convey, assign and deliver, and Pac-Rim shall purchase, all of the issued and outstanding ordinary shares (the

"Telemonde Shares") of Telemonde, $1 par value per share (the "Telemonde Stock"), free and clear of any and all liens, claims and encumbrances whatsoever.

     1.2  Consideration; Exchange of Certificates.  As of the Closing Date (as
          ---------------------------------------
hereinafter defined) and subject to the provisions of Sections 6 and 7, in exchange for certificates representing the Telemonde Shares, the Telemonde Member will receive from Pac-Rim an aggregate consideration of 35,297,000 restricted shares (the "Pac-Rim Shares") of Pac-Rim common stock, $.001 par value per share. The Pac-Rim Shares shall rank pari passu with the issued and
                                                ---- -----
outstanding shares of Pac-Rim Common Stock (as defined herein).

     1.3  The Closing.  The closing of the transactions contemplated by this
          -----------
Agreement (the "Closing"), upon the satisfaction of all of the conditions set forth in Sections 6 and 7 hereof, or the waiver thereof, shall occur May 14, 1999 (the "Closing Date").

     1.4  Deliveries at Closing.  At the Closing, the Telemonde Member shall
          ---------------------
deliver to Pac-Rim the various certificates, including without limitation stock certificates representing the Telemonde Shares, together with accompanying stock transfer powers or instruments of assignment, duly endorsed in blank. At the Closing, Pac-Rim shall deliver to Telemonde and the Telemonde Member the various certificates, including without limitation stock certificates representing Pac-Rim Shares.

               II.  REPRESENTATIONS AND WARRANTIES OF TELEMONDE
                           AND THE TELEMONDE MEMBER

     Telemonde and the Telemonde Member, jointly and severally, hereby represent and warrant to Pac-Rim and the Pac-Rim Principal as follows:

     2.1  Organization.  Telemonde is a corporation duly organized, validly
          ------------
existing and in good standing under the laws of the British Virgin Islands. Telemonde and the Telemonde Member have the power and authority to enter into and perform the purchase of the Pac-Rim Shares, the sale of Telemonde Stock, and to consummate the transactions contemplated by this Agreement.

     2.2  Authority.  Telemonde and the Telemonde Member have full power and
          ---------
authority to enter into this Agreement and to consummate the transactions provided for herein, and the execution and delivery of this Agreement, and the other documents and instruments specified herein, and the consummation of the transactions provided for herein by Telemonde and the Telemonde Member have been duly and validly authorized by all necessary action on the part of Telemonde and the Telemonde Member and are in compliance with applicable law. This Agreement constitutes the valid and binding agreement on the part of Telemonde and the Telemonde Member, enforceable against them in accordance with its terms.

     2.3  Absence of Violations or Conflicts.  The execution and delivery of
          ----------------------------------
this Agreement and the consummation by Telemonde and the Telemonde Member of the transactions contemplated herein (a) will not constitute a violation of, be in conflict with, constitute a default under or result in the creation or imposition of any security interest, lien or other encumbrance or adverse claim upon any of Telemonde's assets under (i) any contract, agreement, commitment or understanding to which Telemonde or the Telemonde Member is a party, to which either of them is subject or by which either of them is bound, (ii) any applicable judgment, decree or order of any court or governmental agency or
(iii) any applicable statute, law, rule, regulation, release or other official pronouncement and (b) will not create, or cause the acceleration of the maturity of, any debt, obligation or liability of Telemonde or the Telemonde Member.

     2.4  Capital Stock.  The authorized capital stock of Telemonde consists of
          -------------
50,000 ordinary shares, par value U. S. $1.00 per share, of which as of May 14, 1999, 35,297 ordinary shares of Telemonde were duly authorized and validly issued and outstanding, fully paid and nonassessable, and no shares of Telemonde Common Stock were held in the treasury of Telemonde. Except as set forth on
Schedule 2.4, the Telemonde Member is and will be on the Closing Date the record and beneficial owner and holder of the Telemonde Shares, free and clear of any charge, claim, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership. Other than the Telemonde Shares, no shares of Telemonde Stock have been issued, and Telemonde has no commitments to issue or sell any shares of Telemonde Stock or any other securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from Telemonde, any shares of Telemonde Stock, and no securities or obligations evidencing such rights are outstanding.

                     III.  REPRESENTATIONS AND WARRANTIES
                     OF PAC-RIM AND THE PAC-RIM PRINCIPAL

     Pac-Rim and the Pac-Rim Principal, jointly and severally, hereby represent and warrant to Telemonde and the Telemonde Member as follows:

     3.1  Organization and Standing; Subsidiaries.  Pac-Rim is a corporation
          ---------------------------------------
duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power to carry on its business as it is now being conducted and to own or hold under lease the assets it now owns or holds under lease and to issue the Pac-Rim Shares, and to consummate the transactions contemplated by this Agreement. Pac-Rim does not own any subsidiaries.

     3.2  Capitalization of Pac-Rim.  Pac-Rim's entire authorized capital stock
          -------------------------
consists of 100,000,000 shares of Pac-Rim common stock $.001 par value per share, of which 24,000,000 shares are issued and outstanding (the "Pac-Rim Common Stock"), and no shares of Pac-Rim common stock, $.001 par value per share are held in the treasury of Pac-Rim. All the issued and outstanding shares of Pac-Rim Common Stock have been duly authorized and are validly issued and are fully paid and non-assessable, free of any preemptive rights, and are owned by those shareholders in those amounts indicated under their respective names on Exhibit A attached hereto. Each of the Pac-Rim shareholders has good and
---------
marketable title to Pac-Rim Common Stock owned by him or it, free of any liens, restrictions or encumbrances of any kind. Pac-Rim is not a party to or bound by any options, calls, contracts or commitments of any character relating to any issued or unissued stock or any other equity security issued or to be issued by Pac-Rim. None of the shares of Pac-Rim Common Stock was issued in violation of the Securities Act of 1933, as amended (the "1933 Act"), or any regulation or rule promulgated thereunder, or any other federal or state law relating to the sale and issuance of securities. All of the shares of Pac-Rim Common Stock were issued pursuant to Rule 504 of the 1933 Act, and are thus freely tradeable securities. Except as set forth in Schedule 3.2, none of the shares of Pac-Rim Common Stock are "restricted securities" within the meaning of Rule 144 of the 1933 Act. As of the Closing, the Pac-Rim Shares will be duly and validly authorized and issued, fully paid and nonassessable, and free of any preemptive rights. The sale and issuance of Pac-Rim Shares will not violate the 1933 Act or any regulation or rule promulgated thereunder, or any other federal or state law relating to the sale and issuance of the Pac-Rim Shares. The Pac-Rim Common Stock is not subject to the provisions of Nevada Revised Statute 78.378 through
78.3793 (the Acquisition of Controlling Interest Statute).

     3.3  Financial Statements.  Pac-Rim has delivered to Telemonde copies of
          --------------------
Pac-Rim's audited financial statements for the fiscal year 1998. These financial statements are true and complete in all respects, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the period covered by such statements (except as may be stated in the explanatory notes to such statements), and present fairly the financial position and results of operations of Pac-Rim at the dates of such statements and for the periods covered thereby.

     3.4  No Undisclosed Liabilities.  Except as and to the extent reflected or
          --------------------------
reserved against in the consolidated balance sheets included within Pac-Rim's consolidated financial statements referred to in Section 3.3 of this Agreement, at the date of such statements, Pac-Rim had no liabilities or obligations (whether accrued, absolute or contingent), of the character which, under generally accepted accounting principles, should be shown, disclosed or indicated in a consolidated balance sheet of Pac-Rim or explanatory notes or information supplementary thereto, including, without limitation, any liabilities resulting from failure to comply with any law or any federal, state or local tax liabilities due or to become due whether (a) incurred in respect of or measured by income for any period prior to the close of business on such dates, or (b) arising out of transactions entered into, or any state of facts existing, prior thereto.

     3.5  Absence of Certain Changes, Events or Conditions.  Since November 16,
          ------------------------------------------------
1998, there has not been any change in Pac-Rim's consolidated financial position, results of operations, assets, liabilities, net worth or business, other than changes in the ordinary course of business which have not been materially adverse. Since November 16, 1998, Pac-Rim has not experienced any event or condition of any character (whether or not covered by insurance) which has adversely affected or will or might so affect its respective properties, businesses, financial positions, results of operations, or net worth.

     3.6  Title to Leasehold.  The leases and other agreements or instruments
          ------------------
under which Pac-Rim holds, leases or is entitled to the use of any real property or personal property, are set forth in Schedule 3.6, and are in full
                                                ------------
force and effect, and all rentals, royalties or other payments payable thereunder prior to the date hereof have been duly paid. All "buy-out" prices under operating or capital leases are shown on Schedule 3.6, regardless as to
                                               ------------
whether the lessee has any obligation to purchase such property. True and correct copies of such leases and agreements, together with all amendments, are attached to this Agreement as part of Schedule 3.6. No default or event of
                                      ------------
default exists, and no event which, with notice or lapse of time or both, would constitute a default, has occurred and is continuing, under the terms or provisions, express or implied, of any of such lease, agreement or other instrument or under the terms or provisions of any agreement to which any of such properties is subject, nor has Pac-Rim received notice of any claim of such default (whether material or not), nor, has Pac-Rim failed to comply in any respect with any provision or condition of any such lease, agreement or other instrument. Pac-Rim has not received a notice of violation of any applicable law, ordinance, regulation, order or requirement relating to its operations or its owned or leased properties.

     3.7  Title to Assets.  Pac-Rim owns and has good, marketable and insurable
          ---------------
title to all of its assets, none of which are subject to any mortgage, pledge, lien, security interest or other encumbrance.

     3.8  Litigation.  Except as described on Schedule 3.8 , there is no claim,
          ----------                          ------------
controversy, legal action, mediation, arbitration, non-insured workers' compensation claim, litigation, proceeding or governmental investigation pending or, threatened or in prospect, against or relating to Pac-Rim, its respective properties or business, or the transactions contemplated by this Agreement. All litigation and claims identified on Schedule
                                                                        --------
3.8 are covered by Pac-Rim's insurance and are being defended by and at the cost
---
of Pac-Rim's insurance carrier. Except as disclosed on Schedule 3.8, Pac-Rim is
                                                       ------------
not subject to or bound by any order of any court, regulatory commission, board or administrative body entered in any proceeding to which it is a party or of which Pac-Rim has knowledge.

     3.9  Intangible Property.  Except as described on Schedule 3.9, Pac-Rim
          -------------------                          ------------
owns all of the rights in and to all trademarks, service marks, trade names, logos, processes, systems, inventions, writings, or methods, whether or not patentable or copyrightable, which are set forth on Schedule 3.9, free of any
                                                    ------------
obligations to any third parties, free from any security interest or other lien or encumbrance, and free of the rightful claims of any third party by way of infringement. Pac-Rim has no knowledge of any facts which negatively impacts the ability of Telemonde from obtaining copyrights or trademarks on all otherwise copyrightable material or the ability of Telemonde to obtain worldwide trademark rights in its products. The conduct of the business of Pac-Rim as now conducted does not and will not conflict with patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights or trade dress of others in any way likely to affect adversely the business, assets or condition, financial or otherwise, of Pac-Rim. Except as described on Schedule 3.9, no other person or entity has
                                ------------
heretofore used or now uses any trademark, trade name or other intangible property owned by or licensed to Pac-Rim, except as duly licensed by Pac-Rim under an agreement disclosed in Schedule 3.9. No
                                ------------
material infringement of any proprietary right owned by, or licensed by or to, Pac-Rim known to Pac-Rim.

     3.10 [Open]

     3.11 Government and Other Consents.  No consent, authorization or approval
          -----------------------------
of, or exemption by, or filing with any governmental, public or self-regulating body or authority is required by Pac-Rim, the Pac-Rim Principal or any shareholder of Pac-Rim for consummation of this Agreement or any of the instruments or agreements herein referred to, or the taking of any action herein contemplated.

     3.12 Compliance.  Pac-Rim has all governmental licenses, permits, approvals
          ----------
and other authorizations, and have made all filings and registrations, which are necessary in order to enable them to conduct its business in all respects. Pac-Rim heretofore has delivered to Telemonde Schedule 3.12 which fairly and
                                          -------------
accurately summarizes or lists all material licenses, permits, approvals, authorizations and regulatory matters relating to the business of Pac-Rim. Pac-Rim has complied with, and is in compliance with, all laws, regulations and ordinances which are applicable to its business.

     3.13 Labor Relations.  Pac-Rim has been and is in compliance with all
          ---------------
federal and state laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and have not engaged in, and are not engaging in, any unfair labor practice. There is no collective bargaining agreement which is binding on Pac-Rim, and Pac-Rim has not experienced, and is not experiencing, any material labor stoppage, concerted activity or other labor difficulty; and Pac-Rim has no employment or consulting agreements.

     3.14 No Conflict with Other Documents.  Except as described in Schedule
          --------------------------------                          --------
3.14, neither the execution and delivery of this Agreement nor the carrying out
----
of the transactions contemplated hereby will result in any violation, termination or modification of, or be in conflict with, Pac-Rim's charter or organizational documents or bylaws, any terms of any contract or other instrument to which Pac-Rim or is a party, or any judgment, decree or order applicable to Pac-Rim or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of Pac-Rim.

     3.15 Company Authority.  The execution, delivery and performance of this
          -----------------
Agreement by Pac-Rim and by the Pac-Rim Principal have been duly authorized and approved by the Board of Directors and shareholders of Pac-Rim and this Agreement is a valid, legally binding and enforceable obligation of Pac-Rim and the Pac-Rim Principal. This Agreement, the issuance of the Pac-Rim Common Stock, the purchase of the Telemonde Common Stock and the other transactions contemplated hereunder have been approved by the Board of Directors and shareholders of Pac-Rim, and all corporate authorizations required for consummation of the transactions contemplated by this Agreement have been received and continue to be in full force and effect. Upon satisfaction of all conditions contained herein, this Agreement will result in the valid, legally binding and enforceable obligation of Pac-Rim and the Pac-Rim Principal.

     3.16 Contracts.  Except as shown on Schedule 3.16, Pac-Rim is not a party
          ---------                      -------------
to or subject to: (a) any employment contract with any officer, consultant, director or employee; (b) any plan or contract or arrangement providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing, or the like; (c) any contract or agreement with any labor union; (d) any lease of real or personal property; (e) any agreement for the purchase, sale or other disposition of any materials, equipment, supplies or inventory; (f) any instrument creating a lien or evidencing or related to indebtedness for borrowed money; (g) any franchise, manufacturer's representative, distributorship or similar agreement; (h) any contract containing covenants not to enter into or consummate the transactions contemplated hereby or which will be terminated or modified by the carrying out of such transactions; or (i) any other contract or agreement not of the type covered by any of the other specific items of this section. Each of the contracts, instruments, and other documents described on Schedule 3.16 is valid
                                                         -------------
and in full force and effect, and a true and complete copy thereof heretofore has been delivered to Telemonde. Pac-Rim is not in default, or alleged to be in default, in any respect under any of the contracts, instruments, obligations or other documents to which it is a party or by which it is bound. Except as shown on Schedule 3.16, the issuance of Pac-Rim Common Stock and the transactions
   -------------
contemplated by this Agreement will not cause a default under, or provide any right of termination with respect to, any contract, instrument, obligation or other document to which Pac-Rim is a party or by which Pac-Rim is bound. No party with whom Pac-Rim has an agreement is in default thereunder in any respect.

     3.17 Tax Matters.  The provisions made for taxes on the balance sheet of
          -----------
Pac-Rim contained in the 1998 financial statements referred to in Section 3.3 of this Agreement are sufficient for the payment of all unpaid federal, state, county, local and other taxes of Pac-Rim, whether or not disputed. The federal income tax returns of Pac-Rim has been audited by the Internal Revenue Service (or are no longer subject to audit) for all open years to and including 1998. There are no proposed additional taxes, interest or penalties with respect to any year examined or not yet examined. Pac-Rim has provided to Telemonde true and complete copies of the federal and state income tax returns of Pac-Rim for the year ended 1998, together with true and complete copies as filed of all reports of any taxing authority relating to examinations thereof which have been delivered to Pac-Rim. Each such tax return was prepared in accordance with applicable law and properly reflect the liability for taxes of Pac-Rim to the jurisdiction to which such return is made for the period covered thereby. Pac-Rim has not entered into any agreements extending the statute of limitations with respect to any federal or state taxes.

     3.18 Title to Real and Personal Properties; Absence of Liens and
          -----------------------------------------------------------
Encumbrances, Etc.  Pac-Rim has good, marketable and insurable title to all its
------------------
properties and assets, real and personal (including those properties and assets reflected in the consolidated balance sheets contained in the 1998 financial statements referred to in Section 3.3 of this Agreement except as sold or otherwise disposed of in the ordinary course of business since the date thereof), in each case free and clear of all liens and encumbrances, except those reflected in such financial statements or in the notes to such financial statements, the lien of current taxes not yet due and payable and such imperfections of title, easements and encumbrances, if any, as are not substantial in character, amount or extent, and do not detract from the value, or interfere with the present or anticipated business use, of the properties subject thereto or affected thereby, or impair business operations. Pac-Rim is not in violation of any laws, judgment, order, decree, regulation or rule of any court or governmental authority applicable to any of them; and the business operations of Pac-Rim are in compliance with all applicable building codes, environmental, zoning and land use laws, and other local, state and federal licensing and permitting requirements. Pac-Rim has not received any notice of violation of any applicable zoning laws, orders, regulations, or requirements relating to its operations or its properties which has not been complied with, nor any proposed changes in any such laws, orders or regulations which might have an adverse effect on its business. There is no threatened or impending condemnation of any of the assets of Pac-Rim or any other properties of Pac-Rim by any governmental authority.

     3.19 Condition of Facilities.  The structures and equipment comprising the
          -----------------------
business of Pac-Rim and owned, operated or leased by Pac-Rim are presently adequate for the operations for which they are being used; such facilities, structures and equipment are structurally sound and in good repair and operating condition, normal wear and tear excepted; and Pac-Rim is not in violation of any applicable building, zoning, antipollution, environmental, health, safety, manufacturing or other laws, ordinance or regulation in respect of such facilities, structures or equipment, and Pac-Rim has not received any notice alleging such a violation. There are no pending or contemplated eminent domain proceeding affecting such facilities, structures or equipment or any part thereof and Pac-Rim has not received notice of any such eminent domain proceeding. Pac-Rim has not received notice of any pending or contemplated proceedings or public improvements which could or might result in the levy of any special tax or assessment against facilities, structures or equipment. There are no outstanding requirements or recommendations by fire underwriters, rating boards or insurance companies requiring or recommending any repairs or work to be done with reference to such facilities, structures or equipment.

     3.20 Environmental Matters.  During the period of time that Pac-Rim or any
          ---------------------
entity controlled or affiliated with Pac-Rim has owned or controlled the business operations, and the properties on which the business operations of Pac-Rim are conducted has not been used prior to the Closing Date for the disposal of any toxic or hazardous waste, material or substance as the terms "hazardous waste," "hazardous substance," hazardous material" or "toxic substance" are defined in the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, any applicable state law or any other applicable environmental law or rules and regulations promulgated thereunder nor has any "release" of such substances occurred on or about any premises of Pac-Rim in violation of, or requiring "remedial action" under such laws, rules and regulations, as those terms are defined therein.

     3.21 Pension and Employee Benefit Plans.  There are no plans in effect for
          ----------------------------------
pension, profit sharing, deferred compensation, severance pay, bonuses, stock options, stock purchases, or any other form of retirement or deferred benefit, or for any health, accident or other welfare plan, in which any employee of Pac-Rim is entitled to participate.

     3.22 Insurance.  Schedule 3.22 summarizes the insurance currently carried
          ---------   -------------
by Pac-Rim in respect of its respective properties and operations, as well as the assets of Pac-Rim, including, without limitation, information as to limits of coverage, deductibles, annual premium requirements and expiration dates with respect to product liability, general liability, umbrella liability, contractual liability, employers' liability, automobile liability, workers' compensation, property and casualty, business interruption and other insurance carried by Pac-Rim. All such insurance continues to be in full force and effect, and Pac-Rim is in compliance with all requirements and provisions thereof. Except as set forth on Schedule 3.22, none of the insurance carried by Pac-Rim is subject to
         -------------
any retroactive rate or audit adjustments, or co-insurance arrangements. True and correct copies of all insurance policies relating to such coverage have been provided by Pac-Rim to Telemonde. There is no reason to believe that any such insurance coverage will not be renewed upon the expiration thereof at premiums substantially equivalent to those currently being paid by Pac-Rim. The insurance coverages heretofore and currently carried by Pac-Rim were and are consistent with types and amounts of coverages customarily carried by similarly situated companies.

     3.23 No Pending Transactions.  Except for the transactions contemplated by
          -----------------------
this Agreement, Pac-Rim is not a party to or bound by or the subject of any agreement, undertaking or commitment (i) to merge or consolidate with, or acquire all or substantially all of the property and assets of, any other corporation or person, or (ii) to sell, lease or exchange all or substantially all of its property and assets to any other corporation or person, or (iii) to sell, transfer or issue any Pac-Rim Common Stock.

     3.24 Disclosure.  No representation or warranty made by Pac-Rim or the Pac-
          ----------
Rim Principal in this Agreement and no statement contained in a certificate, schedule, list or other instrument or document specified in or delivered pursuant to this Agreement, whether heretofore furnished to Telemonde or hereafter required to be furnished to Telemonde, contains or will contain any untrue statement of a fact or omits or will omit to state any fact necessary to make the statements contained herein or therein not misleading. All information relating to the historical and prospective financial position, results of operations, assets and business of Pac-Rim which is or would be material to the issuance of Pac-Rim Common Stock to Telemonde has been provided by Pac-Rim to Telemonde.

     3.25 Transactions with Affiliates.  Except as disclosed on Schedule 3.25,
          ----------------------------                          -------------
Pac-Rim is not a party to any transaction with any (i) current or former officer or director of Pac-Rim, or (ii) any parent, spouse, child, brother, sister or other family relation of any such officer or director or (iii) any corporation or partnership of which any such officer or director or any such family relation is an officer, director, partner or greater than 10% shareholder (based on percentage ownership of voting stock) or (iv) any "affiliate" or "associate" of any such persons or entities (as such terms are defined in the rules and regulations promulgated under the 1933 Act), including, without limitation, any transaction involving a contract, agreement or other arrangement providing for the employment of, furnishing of materials, products or services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity.

     3.26 SEC Documents.  Except for forms filed pursuant to Rule 15c2-11, there
          -------------
have been no filings with the Securities and Exchange Commission (the "SEC") that were required to be filed with the SEC by the Securities Exchange Act of 1934, as amended (the "1934 Act").

     3.27 OTC Bulletin Board.  The Pac-Rim Common Stock is posted on the OTC
          ------------------
Bulletin Board, and trading of the Pac-Rim Common Stock has not been suspended or terminated since the commencement of the posting of Pac-Rim Common Stock on the OTC Bulletin Board. The OTC Bulletin Board Market Makers for the Pac-Rim Common Stock are Pacific Cortez Securities, Incorporated, C.M. Blair, W.O. Foster & Co., Inc., EBI Securities Corporation, William V. Frankel & Co., Incorporated, Hill, Thompson, Magid & Co., Inc., M.H. Meyerson & Co., Inc., Sharpe Capital, Inc. and Wien Securities Corp.

     3.28 Registration Rights.  No corporation, general or limited partnership,
          -------------------
limited liability company, joint venture, trust, association, natural person or entity of any kind has any right to require the registration of any shares of Pac-Rim Common Stock or any other securities of Pac-Rim.

     3.29 Directors and Officers.  No director or officer of Pac-Rim has (a)
          ----------------------
filed a registration statement with the SEC which is the subject of any pending proceeding or examination under the 1933 Act or is the subject of any refusal order or stop order thereunder five years prior to the date of this Agreement;
(b) been convicted within five years prior to the date of this Agreement of any felony or misdemeanor in connection with the purchase or sale of any security or involving the making of any false filing with the SEC; (c) been subject to any order, judgment or decree of any court of competent jurisdiction temporarily or preliminary restraining or enjoining, or been subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years prior to the date of this Agreement, permanently restraining or enjoining such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the SEC; (d) been convicted within ten years prior to the date of this Agreement of any felony or misdemeanor in connection with the purchase or sale of any security, involving the making of a false filing with the SEC or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer or investment advisor; (e) been subject to any order, judgment or decree of any court of competent jurisdiction temporarily or preliminarily enjoining or restraining or been subject to any order, judgment or decree of any court of competent jurisdiction entered within five years of the date of this Agreement, permanently enjoining or restraining such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security, involving the making of a false filing with the SEC or arising out of the conduct of the business of any underwriter, broker, dealer, municipal securities dealer or investment advisor; or (f) been suspended or expelled from membership in, or suspended or barred from association with a member of an exchange registered as a National Securities Exchange pursuant to Section 6 of the 1934 Act, an association registration as a National Securities Association under
Section 15A of the 1934 Act or Canadian securities exchange or association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

                          IV.  COVENANTS OF TELEMONDE
                           AND THE TELEMONDE MEMBER

     Telemonde and the Telemonde Member covenant that, except as otherwise consented to in writing by Pac-Rim and the Pac-Rim Principal after the date of this Agreement:

     4.1  Consents.  Telemonde and the Telemonde Member will take all necessary
          --------
corporate or other action and use their best efforts to obtain all consents and approvals required for consummation of the transactions contemplated by this Agreement.

     4.2  Cause Conditions to be Satisfied.  Telemonde and the Telemonde Member
          --------------------------------
will use their best efforts to cause all of the conditions described in Article VII of this Agreement to be satisfied (to the extent such matters reasonably are within its control).

                   V.  COVENANTS OF PAC-RIM AND THE PAC-RIM
                                   PRINCIPAL

     Pac-Rim and the Pac-Rim Principal covenant to Telemonde and the Telemonde Member that, except as otherwise consented to in writing by Telemonde and the Telemonde Member after the date of this Agreement:

     5.1  Conduct of Business.  Except as otherwise provided in this Agreement,
          -------------------
after the date of this Agreement and on or prior to the Closing Date, with respect to Pac-Rim (a) its business will be conducted only in the ordinary course; (b) it will not enter into, adopt or amend any employee pension, profit-sharing, retirement, insurance, incentive compensation, severance or similar plan, agreement or arrangement, enter into or amend any employment contracts, or increase the salaries or compensation of its executive officers or, other than ordinary increases in salaries in accordance with past practices, of other employees; (c) it shall not incur any liability for borrowed money, encumber any of its assets or enter into any agreement relating to the incurrence of additional debt

(other than short term unsecured bank credit in the ordinary course of operations in accordance with past practices), except in accordance with Section
6.12 of this Agreement; (d) it will use its best efforts to preserve its business organization intact, to keep available the service of its officers and employees and to preserve the goodwill of suppliers, customers and others doing business with it; (e) it will not acquire or agree to acquire by merging or consolidating with, purchasing substantially all of the assets of, or otherwise, any business or any corporation, partnership, association or other business organization or division thereof; (f) it will not enter into or amend any contract or agreement with any labor union or any lease of real estate or personal property; (g) it will not enter into any agreement for the purchase, sale or other disposition, or purchase, sell or dispose of, any equipment, supplies, inventory, investments or other assets (other than sales of inventory and purchases of materials and supplies in the ordinary course of business and in accordance with past practices); (h) it will not compromise or write off any material account receivable other than by collection of the full recorded amount thereof; (i) no change shall be made in its charter documents or bylaws; (j) no change shall be made in the number of shares or terms of its authorized, issued or outstanding capital stock, nor shall it enter into or grant any options, calls, contracts or commitments of any character relating to any issued or unissued capital stock; and (k) no dividend or other distribution or payment shall be declared or paid in respect of its capital stock.

     5.2  Consents.  Pac-Rim and the Pac-Rim Principal agree to take all
          --------
necessary corporate or other action and to use their best efforts to complete all filings and obtain all governmental and other consents, permits licenses and approvals required for consummation of the transactions contemplated by this Agreement.

     5.3  Notice of Litigation.  Pac-Rim will provide written notice to
          --------------------
Telemonde of any litigation, proceeding or governmental investigation which arises or is threatened or in prospect, after the date of this Agreement and prior to the Closing, against or relating to Pac-Rim, its respective assets, properties or businesses, or the transactions contemplated by this Agreement, setting forth in such notice the facts and circumstances currently available to Pac-Rim with respect to such litigation, proceeding or investigation.

     5.4  Corporate Transactions.  Pac-Rim will not  seek, and the Pac-Rim
          ----------------------
Principal will cause Pac-Rim not to seek, the affiliation of Pac-Rim with any entity other than Telemonde and neither will negotiate or entertain any offer with respect to the issuance of Pac-Rim Common Stock or the sale of part or all of the Pac-Rim Common Stock or substantially all of Pac-Rim's assets. Pac-Rim will not authorize or permit any officer, director or employee of Pac-Rim to, or any investment banker, attorney, accountant or other representative retained by Pac-Rim to, solicit or encourage (including by way of furnishing information) any inquiries or the making of any proposal that is reasonably expected may lead to the acquisition of part or all of the Pac-Rim Common Stock or substantially all of its assets by any person other than Telemonde. Pac-Rim promptly will advise Telemonde orally, followed by written confirmation, of any such inquiries or proposals.

     5.5  Cause Conditions to be Satisfied.  Pac-Rim will use its best efforts
          --------------------------------
to cause all of the conditions described in Article VI of this Agreement to be satisfied (to the extent such matters reasonably are within their control).

                     VI.  CONDITIONS TO TELEMONDE AND THE
                        TELEMONDE MEMBER'S OBLIGATIONS

     Unless waived by Telemonde and the Telemonde Member in writing in their sole discretion, all obligations of Telemonde and the Telemonde Member under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions by Pac-Rim and the Pac-Rim Principal:

     6.1  Representations, Warranties and Covenants.  The representations and
          -----------------------------------------
warranties of Pac-Rim and the Pac-Rim Principal contained in Section 3 of this Agreement shall be true at and as of the Closing Date, shall be deemed made again at and as of such date and be true as so made again; Pac-Rim and the Pac-Rim Principal shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them prior to the Closing; and Telemonde shall have received from Pac-Rim and the Pac-Rim Principal a certificate or certificates in such reasonable detail as Telemonde may reasonably request, signed by the Chairman of the Board or President of Pac-Rim and by the Pac-Rim Principal and dated the date of Closing, to the foregoing effect.

     6.2  Opinion of Counsel.  Pac-Rim and the Pac-Rim Principal shall have
          ------------------
delivered to Telemonde and the Telemonde Member a favorable opinion of its counsel, Michael J. Morrison, dated the Closing Date, in form and substance satisfactory to Telemonde and its counsel.

     6.3  Approvals of Governmental Authorities.  All consents and approvals
          -------------------------------------
necessary or advisable in the opinion of Telemonde's counsel to consummate the transactions contemplated by this Agreement shall have been received and shall not contain any provision which, in the judgment of Telemonde, is unduly burdensome.

     6.4  No Adverse Proceedings or Events.  No suit, action or other proceeding
          --------------------------------
against Pac-Rim or Telemonde, or their respective officers or directors, or any shareholders of Pac-Rim or Telemonde, shall be threatened or pending before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

     6.5  Consents and Actions; Contracts.  All requisite consents of any third
          -------------------------------
parties and other actions which Pac-Rim has covenanted to use its best efforts to obtain and take shall have been obtained and completed. All contracts and agreements of Pac-Rim relating to its assets and business, including, without limitation, all contracts and agreements listed on Schedule 6.5, shall be in
                                                   ------------
full force and effect and shall not be affected by the consummation of the transactions contemplated hereby. Pac-Rim shall also have been removed and discharged from all guaranties, contracts, agreements and commitments relating to any matter other than the assets and the business specifically and not by way of limitation the lease with respect to the corporate offices of Pac-Rim shall have been terminated.

     6.6  No Adverse Change.  No adverse change in the financial condition,
          -----------------
results of operations, assets, liabilities, business or prospects (including any change resulting from governmental regulations or the loss of any permits, licenses or franchises) of the business of Pac-Rim shall have occurred between the date hereof and the Closing Date.

     6.7  No Prohibition.  No federal, state or local governmental unit, agency,
          --------------
body or authority with competent jurisdiction over the subject matter shall have given official written notice of its intention to institute proceedings to prohibit the transactions contemplated by this Agreement.

     6.8  All Approvals.  Telemonde shall have obtained all federal, city,
          -------------
county and state approvals, licenses and permits required for the operation of the facilities included in the assets by Telemonde and no such approval shall have been conditioned upon any structural changes being made to the business or assets of Pac-Rim or shall have required the expenditure of more than $1,000.

     6.9  All Transfers of Intellectual Property.  Pac-Rim shall have executed
          --------------------------------------
and delivered to Telemonde any and all necessary documents transferring all intellectual property of Pac-Rim to Telemonde, including without limitation, all trade names, trade marks, logos and copyrighted materials by Telemonde.

     6.10 Resignations.  The officers and directors of Pac-Rim, excluding the
          ------------
Pac-Rim Principal, shall have resigned effective as of the Closing Date. The Pac-Rim Principal shall resign as an officer and director immediately following the Closing Date.

     6.11 Releases.  Pac-Rim, the Pac-Rim Principal and each present and former
          --------
officer and director of Pac-Rim shall have executed releases concerning any claim against Pac-Rim, including any claims for indemnification, contribution or otherwise arising with respect to this Agreement, the representations, warranties and agreements contained herein and the transactions contemplated hereby.

     6.12 Other Evidence.  Telemonde shall have received from Pac-Rim such
          --------------
further certificates and documents evidencing due action in accordance with this Agreement, including certified copies of proceedings of the board of directors and shareholders of Pac-Rim, as Telemonde reasonably shall request.

     6.13 Loan Agreement.  Pac-Rim shall have executed the Loan Agreement by and
          --------------
between Pac-Rim and Caixa de Credito Agricola Mutuo de Oeiras, C.R.I., Lisbon, Portugal.
                  VII.  CONDITIONS TO PAC-RIM AND THE PAC-RIM
                            PRINCIPAL'S OBLIGATIONS

     Unless waived by Pac-Rim and the Pac-Rim Principal in writing in their sole discretion, all obligations of Pac-Rim and the Pac-Rim Principal under this Agreement are subject to the fulfillment by Telemonde and the Telemonde Member, prior to or at the Closing, of each of the following conditions:

     7.1  Representations, Warranties and Covenants.  The representations and
          -----------------------------------------
warranties of Telemonde and the Telemonde Member contained in Section 2 of this Agreement shall be true at and as of the Closing Date, shall be deemed made again at and as of such date and be true as so made again; Telemonde and the Telemonde Member shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it on or prior to the Closing; and Pac-Rim and the Pac-Rim Principal shall have received from Telemonde and the Telemonde Member a certificate or certificates in such reasonable detail as Pac-Rim may reasonably request, signed by the President or a Vice President of Telemonde and by the Telemonde Member and dated the Closing Date, to the foregoing effect.

     7.2  No Adverse Proceedings or Events.  No suit, action or other proceeding
          --------------------------------
against Pac-Rim or Telemonde, or its officers or directors, shall have been instituted and resulted in entry of a court order (which has not subsequently been dismissed, terminated or vacated) enjoining, either temporarily or permanently, the consummation of the transactions contemplated by this Agreement.

     7.3  Consents and Actions.  All requisite consents of any third parties and
          --------------------
other actions which Telemonde and the Telemonde Member have covenanted to use their best efforts to obtain and take under this Agreement shall have been obtained and completed.

     7.4  Other Evidence.  Pac-Rim and the Pac-Rim Principal shall have received
          --------------
from Telemonde and the Telemonde Member such further certificates and documents evidencing due action in accordance with this Agreement, including certified copies of proceedings of the board of directors of Telemonde, as Pac-Rim and the Pac-Rim Principal reasonably shall request.

                            VIII.  INDEMNIFICATION

     8.1  Survival.  The parties agree that the representations and warranties
          --------
contained in this Agreement shall survive the Closing and continue to be binding, regardless of any investigation made at any time by the parties.

     8.2  Indemnification of Telemonde and the Telemonde Member.  Pac-Rim and
          -----------------------------------------------------
the Pac-Rim Principal, jointly and severally, hereby agree to indemnify and hold harmless Telemonde and the Telemonde Member, and each officer, director, employee or agent of Telemonde, their respective controlling persons, and their respective estates, successors, and assigns (each an "Indemnified Party"), from and against any and all claims, losses, damages, liabilities and expenses (including, without limitation, settlement costs and any legal or other expenses for investigating or defending any actions or threatened actions) (the "Losses") reasonably incurred by such Indemnified Party as a result of:

          (a) the untruth, inaccuracy or breach of any representation or warranty made by Pac-Rim or the Pac-Rim Principal pursuant to Article III of this Agreement;

          (b) the nonfulfillment or breach of any covenant, agreement or obligation of Pac-Rim or the Pac-Rim Principal contained in this Agreement;

          (c) any and all amounts of federal, state, and/or local income, franchise, property, and/or sales and use taxes that my be assessed against Telemonde with respect to any taxable period(s) ending on or before the date of this Agreement for which adequate provisions therefor have not been made through the Closing Date, as reflected on Pac-Rim's books of account and in Pac-Rim financial statements as of the Closing Date; and the amount(s) of any interest and/or penalties that may be assessed with respect to said tax assessments;

          (d) any matter disclosed on any Schedule; and

          (e) any claim or demand by any person asserting any interest in any share of Pac-Rim Common Stock or seeking dissenters' or appraisal rights or any other claim in respect to the issuance of Pac-Rim Common Stock.

                               IX. MISCELLANEOUS

     9.1  Brokers and Advisors.  Telemonde and Pac-Rim represent and warrant to
          --------------------
each other that the transactions contemplated by this Agreement have been negotiated directly between them and their respective counsel, without the intervention of any person as a result of any action by them in such a manner as to give rise to a valid claim against any party hereto for a brokerage commission, finder's fee, counseling or advisory fee, or like payment, and each agrees to indemnify the opposite party against any such liability arising from or through it.

     9.2  Expenses.  Telemonde shall pay all of its expenses relating to this
          --------
Agreement and the transactions contemplated hereby, including fees and disbursements of its counsel, accountants, investment bankers, and financial advisors, whether or not the transactions hereunder are consummated; provided, however, that expenses of Pac-Rim and the Pac-Rim Principal, including but not limited to attorneys' fee, shall not exceed $25,000.

     9.3  Good Faith; Further Assurances; Further Cooperation.  The parties to
          ---------------------------------------------------
this Agreement shall in good faith undertake to perform their obligations under this Agreement, to satisfy all conditions and to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with the terms of this Agreement. Upon the execution of this Agreement and thereafter, each party shall do such things as may be reasonably requested by the party hereto in order more effectively consummate or document the transaction contemplated by this Agreement.

9.4  Notices. All notices, communications and deliveries under this Agreement
     -------
shall be made in writing, signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given, and shall be deemed given on the date delivered if delivered in person or on the third business day after mailed if mailed certified mail (with postage prepaid), return receipt requested, as follows:

          To Telemonde:      Telemonde Investments Limited
                             P. O. Box 71
                             Craigmuir Chambers
                             Road Town
                             Tortola, British Virgin Islands
                             Attn: Michael Collins
                             Facsimile: (441) 292-4069

          With a copy to:    J. Porter Durham, Jr., Esquire
                             Baker, Donelson, Bearman & Caldwell
                             801 Pennsylvania Avenue, NW
                             Suite 800
                             Washington, DC 20004
                             Facsimile: (202) 508-3402

          To the Telemonde
          Member:            Rhone Financial Indemnity Re Limited
                             1 Rue du Bugnon
                             1299 Crans
                             Vaud Switzerland
                             Attn: Neal Collier
                             Facsimile: 00 44 22 776 7963

          With a copy to:    Gouldens
                             22 Tudor Street
                             London, England
                             EC4Y 0JJ
                             Attn: Richard Beresford
                             Facsimile: 011-44-171-583-3051


          To Pac-Rim:        Pac-Rim Consulting, Inc.
                             #206-455 Granville Street
                             Vancouver, British Columbia
                             Canada V6C 1T1
                             Attn: Thomas Gelfand
                             Facsimile: (604) 681-8445

          With a copy to:    Michael J. Morrison, Esquire
                             1495 Ridgeview Drive
                             Suite 220
                             Reno, Nevada 89509
                             Facsimile: (775) 827-6311
          To the Pac-Rim
          Principal:         Thomas Gelfand
                             #2065-455 Granville Street
                             Vancouver, British Columbia
                             Canada V6C 1T1
                             Facsimile: (604) 681-8445

          With a copy to:    Michael J. Morrison, Esquire

                         1495 Ridgeview Drive
                         Suite 220
                         Reno, Nevada 89509
                         Facsimile: (775) 827-6311


or to such other representative or to such other address as the parties hereto may furnish to the other parties in writing. If notice is given pursuant to this section of a permitted successor or assign of a party of this Agreement, then notice shall be given as set forth above to such successor or assign of such party. All such notices, requests, or communications shall be mailed postage prepaid, certified mail, return receipt requested or delivered personally or by facsimile copy, and shall be sufficient and effective when delivered to or received at the address so specified. Any party may change the address at which it is to receive notice by like written notice to the other.

     9.5  Assignment.  This Agreement shall be binding upon and shall inure to
          ----------
the benefit of the parties hereto, and their respective legal representatives, heirs, successors and permitted assigns. Telemonde shall have the absolute right to assign its rights and obligations hereunder to an entity owned or controlled by Telemonde without the prior consent of Pac-Rim or the Pac-Rim Shareholder.

     9.6  Captions; Definitions.  The titles or caption of articles, sections
          ---------------------
and subsections contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. The parties agree to all definitions in this Agreement and in the other introductory language to this Agreement.

     9.7  Controlling Law; Jurisdiction; Amendment; Waiver; Remedies Cumulative;
          ----------------------------------------------------------------------
Attorneys' Fees.
---------------

          (a) This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada, without regard to its conflicts of laws rules. This Agreement may not be altered or amended except in writing signed by Telemonde, the Telemonde Member, Pac-Rim and the Pac-Rim Principal. The failure of any party hereto at any time to require performance of any provisions hereof shall in no manner affect the right to enforce the same. No waiver by any party hereto of any condition, or of the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other terms, provision, warranty, representation, agreement or covenant herein contained.

          (b) Any action or proceeding against any party hereto relating in any way to this Agreement or the obligations or any party arising from the transactions contemplated herein or other documents delivered pursuant hereto shall be brought and enforced only in the federal and state courts of the State of New York and the parties irrevocably submit to the jurisdiction of each such court in respect to any such action or proceeding.

          (c) The parties hereto each irrevocably waive, to the fullest extent permitted by applicable law, any objection that any of them may now or hereafter have to the laying of venue of any such action or proceeding in the federal and state courts of the State of New York and any claim that such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (d) If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

     9.8  Representations and Warranties. The respective representations and
          ------------------------------
warranties of each party hereto shall not be deemed to be waived or otherwise affected by any investigation made by any other parties hereto.

     9.9  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
among the parties hereto with respect to the transactions contemplated and supersedes all prior agreements, understandings, letter of intent and negotiations, both written and oral, among the parties with respect thereto.

     9.10 Counterparts.  This Agreement may be executed by each party upon a
          ------------
separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signatures of all of the parties of this Agreement. This Agreement shall become effective when one or more counterparts have been signed by each of the parties to this Agreement and delivered to each of the other parties to this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts.

        [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK]

     IN WITNESS WHEREOF, Telemonde, Pac-Rim, the Telemonde Member, and the Pac-Rim Principal have caused this Agreement to be duly executed and their respective seals to be hereunto affixed as of the date first above written.

ATTEST:                             TELEMONDE INVESTMENTS LIMITED

                                    By: /s/ B. Mathias                           /s/ S. Williams

                                    Title: Director                                   Director

[Corporate Seal]



ATTEST:                             PAC-RIM CONSULTING, INC.

                                    By: /s/ Thomas Gelfand

                                    Title:________________________
[Corporate Seal]



ATTEST:                             RHONE FINANCIAL INDEMNITY RE
                                    LIMITED

                                    By: /s/ Neil Collier

                                    Title:_________________________
[Corporate Seal]



ATTEST:

                                    By: /s/ Thomas Gelfand
                                       ------------------------------
                                       Thomas Gelfand